EXHIBIT 3

                      CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the incorporation by reference in the Registration Statement constituting part of Post-Effective Amendment No.4 to the Registration Statement on Form S-8 (Registration No. 2-92331) of Hewlett-Packard Company of our report dated april 26, 1999 relating to the financial statements, which appears in this Form 11-K.

      /s/PricewaterhouseCoopers LLP
      -----------------------------
      PricewaterhouseCoopers LLP
      San Jose, California

      June 16, 1999